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                                                                   EXHIBIT 10.38

                        MASTER TOWER LICENSE AGREEMENT

     This MASTER TOWER LICENSE AGREEMENT ("Master License Agreement") is made this 12th day of June 1998, between Appalachian Power Company, a Virginia corporation, ("Licensor"), and Triton PCS Property Company L.L.C., a Delaware limited liability company, 9211 Arboretum Parkway, Ste. 200, Richmond, Virginia 23236 ("Licensee").

                            Background Information
                            ----------------------

     A. Licensee desires to install communication services equipment consisting of radio communications facilities and towers, including without limitation an air conditioned equipment shelter of no greater than one hundred twenty (120) square feet, utility lines, electronic equipment, audio transmitting and receiving antennas and supporting equipment, all as more particularly described in the applicable SLA (as defined below) (the "Communications Equipment") on and underneath certain of AEP Entities' towers and land sites (individually referred to herein as a "Tower") located in various counties in the States of West Virginia and Virginia at different Latitudes and Longitudes (each such Tower location hereinafter referred to as a "Site"). The Tower and land and the Communications Equipment located near the Tower for any particular site is hereinafter collectively called the "Licensed Area.

     B. Licensor, subject to Licensor's approval in each and every instance, is willing to permit the installation of the Communications Equipment at each Site, but subject to Licensee's full and complete compliance with all of the terms and conditions set forth in this Master License Agreement and the terms of any particular Site License Agreement.

                            Statement of Agreement
                            ----------------------

     All parties hereto acknowledge the accuracy of the above background information and in consideration of the terms, provisions, covenants and agreements herein set forth, agree as follows:

1.   MASTER LICENSE.

     This Master License Agreement sets forth the basic terms and conditions upon which each Site or portion thereof is licensed by Licensor to Licensee. Upon the parties' agreement as to the particular terms of any such license, the parties shall execute a completed Site License Agreement, in the form attached hereto as Exhibit A, which is incorporated herein by this reference or in such other form as both parties may agree ("SLA"). The terms and conditions of any SLA shall govern and control in the event of a discrepancy or inconsistency with the terms and conditions of this Master License Agreement.

     Licensor does, upon the signing of a particular SLA, hereby represent that it shall, by reason of either fee ownership, lease, license or easement, have the right to, and hereby does grant a non-exclusive license to Licensee to install, maintain, replace and operate on the transmission towers, communication towers, or real property set forth in the SLA, the Communications Equipment as set forth in the SLA, subject to the terms and conditions set forth in this Master License Agreement. Licensor makes no representation or warranty, expressed or implied, regarding the suitability of the Tower for Licensee's purposes. In those circumstances where Licensor's rights to the Licensed Area are limited to easements or licenses permitting Licensor to install, operate and maintain an electric transmission system, Licensor shall notify Licensee in writing of any and all approvals, leases, rights, easements or permissions which must be obtained. If Licensee decides, in its sole discretion, to pursue the particular Site, Licensor, at the

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        Confidential treatment has been requested for portions of this exhibit.
The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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sole cost and expense of Licensee *****, shall attempt to obtain and maintain any approvals, leases, rights, easements or permissions necessary to install, operate and maintain the Communications Equipment in the Licensed Area. In the event that the cost and expense for such approvals exceeds ***** for any Site, Licensor and Licensee shall, before incurring any expense, mutually agree upon such additional expense on a site by site basis. Prior to Licensee reimbursing Licensor, Licensor shall supply documentation for the above costs. If Licensor is unable to obtain said rights, Licensee shall be permitted to contact the relevant property owner or third party.

2. TERM. The term of this Master License Agreement shall commence as of the date hereof and shall continue until all of the SLAs have expired. As to any particular Site, the term of the SLA shall commence on the initiation of any construction at the Site, but in no event any later than six (6) months after the signing of the SLA (the "Rental Commencement Date"), and shall continue for an initial term (the "SLA Original Term") of ten (10) years. In the event that Licensee shall not have acquired all of the necessary permits within said six month period, the parties may by written mutual consent adjust the Rental Commencement Date, provided that Licensee has demonstrated due diligence in obtaining all of the necessary permits and Licensee agrees to continue such efforts to obtain such necessary approvals. Licensee shall have the option to extend any particular SLA for four successive option terms of five years each by providing written notice to Licensor at least at least six (6) months prior to the expiration of the then current term.

     It is understood and agreed that the consent of an AEP Entity is required before any specific location is made subject to a SLA. Such consent shall be in the sole and absolute discretion of the Licensor. The AEP Entities reserve the right, from time to time, to exclude certain potential Sites from the operation of this Master License Agreement. AEP Entities shall further be permitted by providing written notice to Licensee to cease to allow Licensee to select any new Sites or enter into any new SLAs upon or after the fifth anniversary of the commencement date of this Master License Agreement.

     If during the initial six months after rental commencement date of any SLA, Licensee determines that the Site is not suitable for its needs, then it may terminate the SLA upon payment of a fee of *****. Thereafter, Licensee may terminate any SLA by providing not less than one year's prior written notice.

3.   RENT.

     (a) Upon the selection of each Site hereunder, Licensee shall pay Licensor an initiation fee of ***** to cover Licensor's costs in conducting a preliminary analysis of the suitability of the Site for Licensee's purposes. The initiation fee paid hereunder shall not cover any of Licensor's costs in designing and preparing the Site for deployment of Licensee's Communication Equipment. Such costs shall be billed separately at Licensor's actual cost, including overheads, plus ***** or as agreed to by both parties in a separate construction agreement. All such costs shall be approved by Licensee in advance.

     (b) The Annual Base Rent during the Original Term for any SLA entered into within five years of the execution of this Master License Agreement shall be in the amount of ***** due and payable, without demand, in advance monthly installments of ***** for those Sites where Licensee will deploy on an existing Tower of Licensor ("Tower Site"), and ***** due and payable, without demand, in advance monthly installments of ***** for those Sites where Licensee must build its own Tower ("Raw Land Site"). The Annual Base Rent during the Original Term for any SLA entered into after the fifth anniversary of this Master License shall be determined by (i) dividing

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(A) the CPI-U indicator (as defined below) published most recently prior to the commencement date of the SLA, by (B) the CPI-U indicator published at the commencement of this Master License Agreement, and (ii) multiplying the resultant number by the Annual Base Rent for those SLAs entered into within the fifth anniversary of this Master License Agreement. The first payment shall be prorated from the Rental Commencement Date as set forth in the particular SLA to the first monthly payment date. Monthly rental payments shall be due on the first day of each month of each year. Monthly rental payments shall be paid to Licensor at the address set forth in Section 23 or at such other address as Licensor may designate in writing at least thirty (30) days in advance of any rental payment date. Any monthly rent installments (Base Rent or Initiation fees) shall be deemed late if not received by Licensor on the monthly payment date and shall begin to bear interest at the prime rate of interest quoted by Bank One, N.A. (or its successor) plus ***** per annum or the maximum rate allowed under the laws of the State of Ohio, whichever is less, five (5) days after the monthly payment date until paid. In addition to the interest charged for such late payment, Licensee shall pay an administrative fee of ***** for each late notice provided by Licensor pursuant to Section 15 below.

     (c) The Annual Base Rent during any renewal term shall be equal to the Annual Base Rent paid for the previous term adjusted as provided herein and shall remain the same throughout each year of such renewal term. Each adjustment to the Annual Base Rent shall be based on the U.S. Department of Labor, Bureau of Labor Statistic's Consumer Price Index for Urban Consumers, U.S. City Average ("CPI-U") indicator and shall be determined by (i) dividing (A) the CPI-U indicator published most recently prior to the renewal date, by (B) the CPI-U indicator published at the beginning of the term then in effect, and (ii) multiplying the resultant number by the Annual Base Rent paid during the term then in effect. In the event that the CPI-U is converted to a different standard reference base or otherwise revised, the determination of the adjustment shall be made with use of such conversion factor, formula or table for converting the CPI-U as may be published by the Bureau of Labor Statistics, or if the Bureau shall fail to publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall Inc. or any other nationally recognized publisher of similar statistical information.

     (d) In the event that Licensee enters into more than twenty (20) SLAs, the Annual Base Rent then applicable for each site licensed hereunder shall be decreased by ***** per month for Tower Sites and ***** per month for Raw Land Sites. In the event Licensee licenses more than forty (40) Sites the then applicable Annual Base Rent for each site licensed hereunder shall be decreased by an additional ***** for Tower Sites and ***** for Raw Land Sites. Such discounts shall become effective on the first day of the month following the Rental Commencement Date of the SLA which entitles Licensee to the volume discount.

     (e) No later than three (3) years after the signing of this Master License Agreement, but after all the Sites have been identified, the parties agree to develop a comprehensive billing schedule to provide for one quarterly rent payment for all the Sites. In the event no comprehensive billing schedule is developed, the rental terms and payments schedule set forth herein shall remain in effect.

4.   INDEMNIFICATION, LIMITATION OF LIABILITY & DAMAGES.

     (a)  Indemnification by Licensee.  Licensee shall indemnify Licensor and
          ---------------------------
save it harmless from and against any and all claims, actions, damages, liability and expense in connection with a loss of life, personal injury and/or damage to property arising from or out of: (i) any occurrence in, upon or at the Site and Licensed Area caused by the act or omission of Licensee or Licensee's agents, customers,

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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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invitees, contractors, servants, vendors, materialmen or suppliers except to the extent caused by the negligence or willful misconduct of Licensor, Licensor's agents, customers, invitees, contractors, servants, vendors, materialmen or suppliers; (ii) any occurrence caused by the violation of any law, regulation or ordinance applicable to Licensee's actual use or presence on the Site and Licensed Area or the actual use of or presence on the Site and Licensed Area by Licensee's agents, contractors, servants, vendors, materialmen or suppliers; or
(iii) real estate brokers claiming by, through or under Licensee for any commission, fee or payment in connection with this Master License Agreement.

     If Licensor is made a party to any litigation commenced by or against Licensee for any of the above reasons, then Licensee shall protect and hold Licensor harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Licensor in accordance with the provisions of Section 4(c) of this Agreement.

     (b)  Indemnification by Licensor.  Licensor shall indemnify Licensee and
          ---------------------------
save it harmless from and against any and all claims, actions, damages, liability and expense in connection with a loss of life, personal injury and/or damage to property arising from or out of: (i) any occurrence in, upon or at the Site and Licensed Area caused by the act or omission of Licensor or Licensor's agents, contractors, servants, vendors, materialmen or suppliers except to the extent caused by the negligence or willful misconduct of Licensee, Licensee's agents, contractors, servants, vendors, materialmen or suppliers; (ii) any occurrence caused by the violation of any law, regulation or ordinance applicable to Licensor's actual use of or presence on the Site and Licensed Area or the actual use of or presence on the Site and Licensed Area by Licensor's agents, contractors, servants, vendors, materialmen or suppliers; or (iii) real estate brokers claiming by, through or under Licensor for any commission, fee or payment in connection with this Master License Agreement.

     If Licensee is made a party to any litigation commenced by or against Licensor for any of the above reasons, then Licensor shall protect and hold Licensee harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Licensee in accordance with the provisions of Section 4(c) of this Agreement.

     (c)  Procedure.  (i)  Any party being indemnified ("Indemnitee") shall give
          ---------
the party making the indemnification ("Indemnitor") written notice as soon as reasonably possible if (1) any claim or demand shall be made or liability asserted against Indemnitee or (2) any suit, action or administrative or legal proceedings shall be instituted or commenced in which any Indemnitee is involved or is named as the defendant, either individually or with others.

     (ii) If, within forty-five days after the giving of such notice, Indemnitee receives written notice from Indemnitor stating that the Indemnitor disputes or intends to defend against such claim, demand, liability, suit, action or proceedings, then Indemnitor will have the right to select counsel of its choice and to dispute or defend against such claim, demand, liability, suit, action or proceeding at Indemnitor's expense. Notwithstanding the foregoing forty-five day period, however, the Indemnitor shall notify Indemnitee of its intent to dispute or defend any claim, demand, liability, suit, action or proceedings within such timeframe as is imposed by any law or statute regarding the legal obligation to file any pleading, petition, or similar response to any complaint, petition, writ, or similar filing. Indemnitee will fully cooperate with Indemnitor in such dispute or defense so long as Indemnitor is conducting such dispute or defense diligently and in good faith; provided, however, that Indemnitor will not be permitted to settle such dispute or claim without the prior written approval of Indemnitee, which shall not be unreasonably withheld, conditioned or delayed. Even though Indemnitor selects counsel of

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its choice, Indemnitee has the right to additional representation by counsel of its choice to participate in such defense at Indemnitee's sole cost and expense.

     (iii) If no such notice of intent to dispute or defend is received by Indemnitee within the forty-five day period, or if diligent and good faith defense is not being, or ceases to be, conducted, Indemnitee has the right to dispute and defend against the claim, demand or other liability at the sole cost and expense of Indemnitor and to settle such claim, demand or other liability and in either event to be indemnified as provided for in this section. Indemnitee is not permitted to settle such dispute or claim without the prior written approval of Indemnitor which approval shall not be unreasonably withheld, conditioned or delayed.

     (iv) Indemnitor's indemnity obligation includes reasonable attorneys' fees, investigation costs, and other reasonable costs and expenses incurred by Indemnitee from the first notice that any claim or demand has been made or may be made, and is not limited in any way by any limitation on the amount or type of damages, compensation or benefits payable under applicable workers compensation acts, disability benefit acts or other employee benefit acts. The obligations of Licensee and Licensor under this Section 4 shall survive the termination of this Master License Agreement and/or any SLA.

     (d)    Waivers.  The parties each agree to expressly waive its immunity, if
            -------
any, in connection to claims against the other party by each party's respective employees, as a complying employer under the applicable Worker's Compensation Law, but only to the extent that such immunity would bar or affect recovery under or enforcement of the indemnification obligation under this section. Each party agrees to obtain for the other party's benefit similar waivers of immunity from its contractors or agents who perform work at the Licensed Area. Licensee agrees to require in its contracts with its contractors and their subcontractors to indemnify Licensee and Licensor of all claims for its negligence or willful misconduct.

     (e)    Severability.  Notwithstanding anything to the contrary contained in
            ------------

this Agreement or otherwise, it is understood and agreed that in the event that any part of the aforesaid indemnities shall be held to be invalid by any court of competent jurisdiction, the aforesaid indemnity shall not be invalidated, but shall be revised to the extent that would then be the maximum scope which shall be legally enforceable and the parties hereto hereby consent to the enforcement of such indemnities as so modified.

5. TAXES. Upon presentation of a bill and other reasonable supporting documentation, any tax, assessment, levy, charge, fee or license imposed or required by reason of, attributable to or in connection with the Communications Equipment or the Licensed Area, shall be paid in full by the Licensee either directly to the applicable taxing authority or within thirty days of presentation of the same by Licensor.

6. PERSONAL PROPERTY. The Communications Equipment shall remain the personal property of Licensee and no part of such Communications Equipment constructed, erected or placed by Licensee in the Licensed Area shall become, or is to be considered as a fixture being affixed to or a part of, Licensor's real estate, any and all provisions and principles of law to the contrary notwithstanding, it being the specific intention of the parties that all improvements of every kind and nature constructed, erected or placed by Licensee on the ground in the Licensed Area shall be and remain the property of Licensee, with the exception of any below grade grounding system which, at Licensor's option, shall remain in place. Licensor waives any lien rights it may have concerning the Communications Equipment which are deemed Licensee's personal property and not fixtures, and Licensee shall have the right to remove the same at any time without Licensor's consent (subject to the access restrictions set forth

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herein). Licensor acknowledges that Licensee may have entered into a financing arrangement including promissory notes and financial and security agreements for the financing of the Communications Equipment (the "Collateral") with a third party financing entity (and may in the future enter into additional financing arrangements with other financing entities). In connection therewith, Licensor
(I) consents to the installation of the Collateral; (ii) disclaims any interest in the Collateral, as fixtures or otherwise; and (iii) agrees that the Collateral shall be exempt from execution, foreclosure, sale, levy, attachment, or distress for any Rent due or to become due and that such Collateral may be removed at any time (provided such removal is undertaken in compliance with the access provisions set forth herein) without recourse to legal proceedings. Upon termination of any SLA, Licensee may, in its sole and absolute discretion, allow Licensor the right to retain all or any portion of the Communications Equipment provided that Licensor pays Licensee adequate consideration, as determined by Licensee, for the Communications Equipment.

7. INTERFERENCE AND DAMAGE. Licensee agrees that the Communications Equipment shall not cause interference with any of Licensor's equipment located on the Site or equipment of any third party located on the Site prior to the Licensees execution of an individual SLA, for the same site. In the event that Licensee's Communications Equipment causes such interference, Licensee agrees to promptly remedy such interference at its sole expense and further agrees to limit or cease radio operations during the period of such interference. Further, Licensee shall hold harmless Licensor from and against any claims of adjoining landowners to the extent such claims are based on Licensee's use of any Site. Licensor will not permit or suffer the installation or existence of any subsequent communications equipment or improvement by a party other than Licensor, including without limitation, transmission or reception devices, upon any Site or Licensed Area if such devices or improvement interferes with transmission or reception by Licensee of its Communications Equipment in any manner whatsoever. Licensor shall have complete discretion to install any improvements at the Site or Licensed Area to serve its electric transmission and distribution needs. In the event that Licensor installs any improvement upon its Tower, Site or Licensed Area or a third party operates equipment which interferes with the transmission or reception of Licensee's Communications Equipment and such interference cannot be eliminated by Licensor and Licensee using their good faith best efforts within a reasonable period of time, Licensor and Licensee shall cooperate and use their good faith best efforts to find another Site for Licensee's Communications Equipment. Licensee shall also have the option upon any such relocation of terminating the applicable SLA effective as of the date Licensee removes its facilities. Upon any such relocation Licensee shall have the option of maintaining a temporary tower at the old site for purposes of transmitting and receiving for a period of six months following the relocation provided such temporary tower does not interfere with Licensor's operations or overburden any existing land rights. Licensee shall be solely responsible for the cost of relocating its equipment. Licensee agrees not to damage the Tower, the Licensed Area or Site or any personal property or fixtures thereon in any way. The liability for any such damage, if committed, shall be the liability of Licensee in accordance with the terms and conditions of Section 4 hereof.

8. INSTALLATION. All Communications Equipment mounted on the Tower will be attached securely with Licensor approved mounts, hangers, and clamps, in accordance with the drawings delivered with each SLA. Installation and maintenance of Licensee's Communications Equipment in the air shall be done at Licensee's sole expense, and shall be in accordance with the standards and requirements of Licensor, copies of which shall be delivered to Licensee, and shall be done under the Licensor's supervision and shall be subject to Licensor's final written approval, which approval shall be made in Licensor's sole discretion. Prior to the installation, Licensee shall submit to Licensor installation and engineering analysis or drawings for Licensor's approval. The supervision, approval and other activities of Licensor under this section, however, shall not constitute the waiver of any term or

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condition of this License Agreement. Scheduling of any and all work shall be coordinated with Licensor, and Licensor reserves the right to have a representative present during any such work, the cost of which shall be borne by Licensee at a labor rate per hour pre-approved by Licensee. Licensee shall not be liable to Licensor for any damage, expense, cost or other liability which is attributable to (i) the failure of any equipment supplied by Licensor or (ii) any directive, specification or requirement supplied by Licensor. Licensee shall provide Licensor an opportunity to bid on all construction and engineering work not undertaken by Licensee or one of its affiliates by submitting a description of such work to Licensor and allowing Licensor no less than fifteen (15) days to submit a bid. However, no preference for an award of said bid shall be given to Licensor.

     If Licensor is retained for engineering and design work, Licensee shall pay Licensor ***** per Tower. However, after Licensor has completed the engineering and design for the first two (2) Towers, Licensor may increase the engineering and design prices to reflect any unforeseen expenses, so long as said unforeseen expenses are agreed to by Licensee and adequate documentation is supplied to Licensee to reflect same.

9. MAINTENANCE AND CONSTRUCTION. Licensee's Communications Equipment shall, at the sole expense of Licensee, be installed, kept and maintained at all times in a good state of repair and maintenance and in full compliance with all applicable laws, rules and regulations of any and all governmental authorities, now in force, or which may hereinafter be in force, including, without limitation, the National Electrical Safety Code, the National Electric Code, the Federal Communications Commission, the Occupational Safety and Health Administration, the Federal Aviation Administration, the Environmental Protection Agency, all other applicable federal, state, or local statutes, rules, and codes, and any of Licensor's design or construction requirements. Pursuant to applicable law, Licensee shall take any necessary precautions by the installation of protective equipment or other means, to protect all persons and property of all kinds against injury or damage occurring by reason of Licensee's Communications Equipment on Licensor's Tower. Licensee shall secure any right, license or permit from any governmental body, authority or other person or persons which may be required for the construction or maintenance of the Communications Equipment. Licensor assumes no responsibility for licensing, operating or maintaining Licensee's Communications Equipment. Any future maintenance involving antennas and cables must be coordinated with Licensor within a reasonable time of not less than seven (7) business days prior to the work being done, except in case of an emergency, Licensee shall still use its best efforts to notify Licensor of the proposed maintenance activities in advance of the work. An emergency includes the Licensee's loss of use of Communications Equipment, termination of signal or signal degradation. Notwithstanding the previous sentence, Licensee shall not under any circumstances access any of the Communications Equipment on any electrical transmission or distribution tower or pole due to concerns regarding the safety and reliability of the Licensor's facilities unless, prior to such access, Licensee provides Licensor with the name and relevant information of the party which would perform work on such a electrical transmission or communication tower, which party must be pre-qualified by the AEP Entity and continue to maintain such AEP approved status, to perform electrical work at or above the maximum voltage normally carried by the conductors attached to such facilities ("Authorized Party"). All scheduled and unscheduled maintenance work needed by Licensee upon Licensor's electrical transmission or distribution facilities shall only be done by Licensor or through an Authorized Party.

     In the event that there is an emergency, Licensee shall immediately report to Licensor the need for such emergency service, and Licensee may contact Licensor to work towards a mutual resolution to repair the Communications Equipment. If an Authorized Party has been previously designated, Licensee

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may, upon four- (4) hours notice, access the Premises through such Authorized
Party to perform the emergency restoration work.

10. PERMITTED USES & ACCESS. Licensee shall only use the Licensed Area for the purpose of constructing, maintaining, replacing and operating the type of Communications Equipment specified in Exhibit A. Such telecommunication transmission and operation shall be conducted in accordance with the standards imposed by the Federal Communications Commission, and any other applicable local, state or federal body with authority over such transmission and operation. Licensee shall use the Licensed Area for no other purpose without the prior written consent of Licensor. Any use of the Licensed Area by Licensee without the prior written consent of Licensor or in violation of any local, state, or federal law shall, at Licensor's option be deemed a default of that applicable SLA and give Licensor the right to terminate the SLA, except that Licensor shall provide to Licensee by written notice a thirty (30) day period to cure any violations which do not threaten the safety and operation of Licensor's core business. If Licensee engages in any activity in violation of a permitted use or of any applicable law and such activity jeopardizes the safety or operation of Licensor's core business, then Licensor may terminate this Master License Agreement and all SLAs immediately upon written notice to Licensee.

     If necessary, Licensor shall provide keys or security devices or codes for accessing the Site. If Licensor makes such keys or security devices available to Licensee, Licensee shall not duplicate or disclose such keys or security devices or codes and shall take all necessary precautions to prevent its employees, agents, or representatives from duplicating any keys or security devices or codes.

11. INSURANCE. Licensee and Licensee's contractors shall, at their own expense, carry liability insurance reasonably acceptable to Licensor, which shall protect Licensor and Licensee jointly and severally from any suit, claim, or action which may arise from any accident or injury to any person (including death) or damage to property, during the term of this Master License Agreement, including any extension thereof. Licensor shall be listed as an additional insured on such liability insurance policy. An approved certificate of such insurance shall be furnished to Licensor's Department as identified in each SLA. The amounts of insurance required under this Master License Agreement shall be increased as Licensor may reasonably require from time to time provided that such increase is based on industry-wide adjustment. Licensee acknowledges that continued maintenance of the insurance requirements under the Master License Agreement is a substantial and important part of the Master License Agreement and that any lapse in insurance coverage shall be corrected so that coverage will be in place during the entire term of this Agreement, with no gaps or lapses in coverage. Upon commencement of this Master License Agreement, Licensee and its contractors will procure and maintain public liability policies per Site with limits of $1,000,000 per occurrence for bodily injury, $1,000,000 for property damage, with a certificate of insurance to be furnished to Licensor within 30 days of written request. Such policy will provide that cancellation will not occur without at least 15 days prior written notice to Licensor. Notwithstanding the foregoing, Licensee may, at its sole option, choose to be self-insured and shall provide Licensor with such public non-confidential information as reasonably requested by Licensor to prove adequate self-insured funds. Licensee and Licensee's contractors shall also obtain and keep in force statutory workers' compensation and employer's liability insurance and automobile liability insurance in an amount not less than $1,000,000 combined single limit for bodily injury and/or property damage. Such automobile insurance will include coverage for all automobiles including hired and non- owned.

Licensee acknowledges that Licensor is self-insured.

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     Licensor and Licensee release each other and their respective principals, officers, directors, employees, representatives and agents, from any claims for damage to any person or to the Site or to the Communications Equipment thereon caused by, or that result from, risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Licensor and Licensee shall cause each insurance policy obtained by them to provide that the insurance company waives all right of recovery by way of subrogation against the other in connection with any damage covered by any policy. Neither Licensor nor Licensee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required under this Master License Agreement.

12. FIRE OR OTHER UNAVOIDABLE CASUALTY. In the event a Tower or any part thereof shall at any time during the term of this Agreement or any renewal thereof be destroyed by fire or other casualty so as to be unfit for Licensee's occupancy and intended use hereunder and the Tower cannot be restored or rebuilt by Licensor within 120 days, the affected SLA shall, at the option of Licensee, terminate and Rent for such SLA shall be abated for the unexpired portion of the term of such SLA, effective as of the date of such casualty. Licensor shall notify Licensee within 30 days of the date of casualty of whether (i) it can restore the Tower within 120 days, and whether (ii) it will restore the Tower within 120 days. If the Tower can be restored or rebuilt within 120 days, Licensor shall, with reasonable diligence, restore or rebuild the Tower and the rent payable hereunder during the period in which the Licensed Area are untenable shall be abated. In the event a Tower, Licensor's equipment building, Licensor's facilities or any part thereof shall at any time during the term of this Master License Agreement or any renewal thereof be destroyed by fire or other casualty caused by the negligence of Licensee, its employees, contractors or subcontractors, the existing term of the affected SLA shall not terminate and there shall be no abatement or adjustment in the rent due. Notwithstanding the foregoing, in the event of any casualty, Licensor and Licensee shall work together to immediately erect a temporary communications facility. Upon restoration and repair of the Tower, Licensee, at its sole cost, shall remove the temporary facility from the Site.

13. UTILITIES. Licensee shall be solely responsible for and promptly pay all utility charges for electricity, telephone service or any other utility used or consumed by Licensee on the Licensed Area. Licensor will allow Licensee use of the existing electric power source to the Licensed Area, provided there is sufficient power available for Licensee's operations and it is possible to have Licensee's usage separately metered.

14. SUBLICENSING. Licensee shall not sublicense Licensee's rights hereunder or otherwise permit attachment or colocation of any third party communication equipment within any Licensed Area, unless such arrangement is authorized pursuant to the applicable SLA. Upon any such authorization Licensee shall pay additional rent as mutually agreed upon by the parties and set forth in the SLA.

15. ASSIGNMENT. Licensee shall not assign, sell or transfer Licensee's rights under this Master License Agreement to any other person, partnership, corporation or other governmental agency without the express written consent of Licensor, which consent may be withheld in Licensor's sole and absolute discretion. Notwithstanding the foregoing and provided that Licensee is not in default under this Master Tower Agreement or any SLA or, if Licensor is in default, that the successor party remedies such default, Licensor shall not withhold its consent to assign this Master License Agreement, together with all of Licensee's rights in all SLAs (whether by absolute assignment or collateral assignment), to (i) any affiliate of Licensee, (ii) any partnership, venture or new corporation formed by Licensee, (iii) to any party controlling, controlled by or under common control with Licensee, or (iv) any party succeeding to Licensor's interest as a result of a secured interest or upon acquiring fifty-one percent (51%) or more of

Licensee's stock or assets, provided such entity has the financial and technical means to support Licensee's obligations hereunder and those obligations contained within the SLAs and such entity accepts all outstanding liability of Licensee. Any such assignee shall be deemed to have received all notices provided prior to such assignment by Licensor to Licensee, including but not limited to default notices, and Licensee shall remain a guarantor of all Licensee obligations hereunder, unless specifically released by Licensor. Any attempted assignment, sale or transfer of Licensee's rights under this Master License Agreement in violation of this section shall render this Master License Agreement null and void. No purported assignment, sublicense, sale or transfer of Licensee's rights under this Master License Agreement, nor the acceptance of a license payment by Licensor from a purported Licensee, shall release, relieve, or in any manner modify the obligations of Licensee under the terms of this Master License Agreement.

16.  DEFAULT.

     (a)  Licensee Event of Default.
          -------------------------

     Each of the following events shall constitute a Licensee Event of Default under this Agreement:

          (1)  Failure to Make Payments When Due.
               ---------------------------------

     Licensee shall fail to pay any amount due and payable hereunder, whether at its stated payment date or otherwise, which failure shall continue for a period of ten (10) days after the receipt of written notice from Licensor describing the delinquency of such payment;

          (2)  Breach of Covenant.
               ------------------

     Licensee shall fail to perform or observe, in any material respect, any term, covenant or agreement contained in this Master License Agreement on its part to be performed or observed and fail to commence to cure such default within thirty (30) days after receipt of written notice from Licensor describing such default and thereafter diligently pursue such cure to completion; or

          (3)  Bankruptcy: etc.
               ----------------

     Either Licensee shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be initiated by or against Licensee seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 120 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or Licensee shall take any action to authorize any of the actions set forth above in this subsection (3).

     (b)  Licensor Remedies for Licensee Default.
          --------------------------------------

     If a Licensee Event of Default shall have occurred and be continuing, the parties agree that Licensor may, at its option, exercise any one or more of the following rights, privileges and remedies:

          (1) terminate the SLA for the Site where the Event of Default occurred;

          (2) terminate this Master License Agreement and all SLAs entered into pursuant to this Master License Agreement, if and only if an Event of Default exists at more than three Sites or ten percent of the Sites, whichever is greater;

          (3) institute proceedings for the collection of all amounts payable under this Master License Agreement for the affected Site(s), and enforce any judgment obtained;

          (4)  suspend Licensee's access to climb or work on any Tower;

          (5) remove or relocate Licensee's Communications Equipment at the Site where the Event of Default occurred, all at Licensee's expense;

          (6) decline to permit the installation of additional Communications Equipment hereunder until such default is cured; and

          (7) exercise any other rights and remedies that may be available at law or in equity, including, but not limited to, any rights or remedies to enforce the termination of this Agreement or any SLA.

No liability shall be incurred by Licensor because of any or all such actions. The remedies provided herein are cumulative and in addition to any other remedy available to Licensor under this Master License Agreement or otherwise. No such termination, however, shall reduce or eliminate the obligation of the Licensee to make an immediate payment of any amounts due to Licensor. In addition, no such termination shall waive charges for the Communications Equipment beyond the Master License Agreement term until said equipment is removed from Licensor's Tower and shall not affect Licensee's Indemnification of Licensor contained in
Section 4, or the insurance requirements set forth in Section 11 hereof.

     (c)  Licensor Events of Default.  Each of the following events shall
          -------------------------
constitute a Licensor Event of Default under this Agreement:

          (1)  Failure to Make Payments When Due.  Licensor shall fail to pay
               ---------------------------------
any amount due and payable hereunder, whether at its stated payment date or otherwise, which failure shall continue for a period of ten (10) days after written notice from Licensee to Licensor; or

          (2)  Breach of Covenant.  Licensor shall fail to perform or observe,
               ------------------
in any material respect, any term, covenant or agreement contained in this Master License Agreement on its part to be performed or observed and fail to commence to cure such default within thirty (30) days after receipt of written notice from Licensee describing such default and thereafter diligently pursue such cure to completion; or

          (3)  Bankruptcy: etc.  Either Licensor shall generally not pay its
               ----------------
debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be initiated by or against Licensor seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 120 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or Licensor shall take any action to authorize any of the actions set forth above in this subsection (3).

     (d)  Remedies for Licensor Defaults.  If a Licensor Event of Default shall
          ------------------------------
have occurred and be continuing, the parties agree that Licensee may, at its option, exercise any one or more of the following rights, privileges and remedies:

          (1) terminate the SLA for the Site where the Event of Default occurred;

          (2) institute proceedings for the collection of all amounts payable under this Master License Agreement, and enforce any judgment obtained;

          (3) cause an Authorized Party to remove or relocate Licensee's Communications Equipment, all at Licensor's expense;

          (4) exercise any other rights and remedies that may be available at law or in equity, including, but not limited to, any rights or remedies to enforce the termination of the affected SLA.

No liability shall be incurred by Licensee because of any or all such actions. The remedies provided herein are cumulative and in addition to any other remedy available to Licensee under this Master License Agreement or otherwise. No such termination, however, shall reduce or eliminate the obligations of the Licensor to make an immediate payment of any amounts due to Licensee. In addition, no such termination shall affect Licensor's Indemnification of Licensee contained in Section 4, or the insurance requirements set forth in Section 11 hereof.

17. REMOVAL OF COMMUNICATIONS EQUIPMENT. Licensee shall remove the Communications Equipment, as well as its fixtures, structures, buildings, signs or other improvements, if any, placed upon a Tower or the Licensed Area within thirty (30) days after an SLA expires or is terminated, whichever occurs first. In performing such removal, Licensee shall restore the Site and Licensed Area and any personal property and fixtures thereon to substantially as good a condition as they were prior to the installation or placement of such equipment, fixtures, signs or other improvements, reasonable wear and tear excepted, as reasonably and objectively determined by Licensor. If Licensee fails to remove such equipment, fixtures, signs or other equipment upon expiration of this Master License Agreement, at Licensor's option, Licensee shall compensate Licensor, on a monthly basis, for each month the Communications Equipment remains on the Tower or Licensed Area after termination of this Master License Agreement, at 125% the monthly rate at the time of termination, until such time as the removal of the Communications Equipment is completed or Licensor may, after written notice of not longer than sixty (60) days remove and dispose of such equipment, fixtures, signs or other improvements and Licensee shall reimburse Licensor for the actual and documented costs of such removal and disposal.

18. FORCE MAJEURE. Neither party shall be liable for damages caused by its failure to fulfill its obligations under this Master License Agreement due to, occasioned by or in consequence of, any of the following causes or contingencies, viz: acts of God, the elements, storms, hurricanes, tornadoes, cyclones, sleet, floods, backwaters caused by floods, lightning, earthquakes, landslides, washouts or other revulsions of nature, epidemics, accidents, fires, failures of facilities, collisions, explosions, strikes, lockouts, differences with workmen and other labor disturbances, vandalism, sabotage, riots, inability to secure materials, supplies or equipment from usual sources, breakage or failure of machinery, equipment, electrical lines or equipment, wars, insurrections, blockades, acts of the public enemy, arrests and restraints of rules and people, civil disturbances, acts or restraints of federal, state or other governmental authorities, acts or failure to act of the parties and any other causes or contingencies not within the control of the parties, whether of the kind herein enumerated or otherwise. Settlement of strikes and lockouts shall be wholly within the discretion of the party having the difficulty. Such causes or contingencies affecting performance shall not relieve either party of liability in the event of its failure to use reasonable means to remedy the situation and remove the cause with reasonable dispatch.

19. LICENSOR'S AGREEMENT REGARDING CONSTRUCTION. Licensor acknowledges that AEP Communications, LLC and ComNet ("Contractor") are, and shall continue to be, Authorized Parties as defined in this Master License Agreement and that the Contractors shall be permitted to perform certain construction services for Licensee on selected Sites in accordance with the terms and conditions of the Contractor's independent agreements with Licensee, at Licensee's option. Licensee may submit the names of additional contractors for approval by Licensor as authorized parties. Said approval shall not be unreasonably withheld or delayed, provided such additional contractors have the technical and financial means to safely perform the work requested of them.

20. ENVIRONMENTAL. Licensee will not during the term of this Master License Agreement and any renewal periods thereof, contaminate the Licensed Area with any hazardous substance, hazardous waste, or hazardous material. Licensee shall assume all responsibility and/or liability for all contamination it creates or has created and shall remediate any such contamination in accordance with all applicable laws and regulations. Licensee agrees to defend and indemnify Licensor against any and all such losses, liabilities, claims and/or costs (including attorneys' fees and costs) arising from any breach of the covenants contained within this section. The covenants of this section shall survive and be enforceable and shall continue in full force and effect for the benefit of either party and its subsequent transferees, successors and assigns throughout the term of this Master License Agreement and any renewal periods thereof. Licensor represents and warrants that to the best of its knowledge there are no environmental hazards on any Site. Licensor shall assume all responsibility and/or liability for all contamination it creates or has created and shall remediate any such contamination in accordance with all applicable laws and regulations. Licensor agrees to defend and indemnify Licensee against any and all such losses, liabilities, claims and/or costs (including attorneys' fees and costs) arising from any breach of the covenants contained within this section. Nothing in this Master License Agreement or in any SLA will be construed or interpreted to require Licensee to remediate any environmental hazards located on any Site unless Licensee or Licensee's officers, employees, agents or contractors place the environmental hazard on such site. Nothing in this Master License Agreement or in any SLA will be construed or interpreted to require Licensor to remediate any environmental hazards located on any Site unless Licensor or Licensor's officers, employees, agents or contractors place the environmental hazard on such site or unless required by applicable law.

21. RELOCATION/SUBORDINATION. This Master License Agreement is subject to the right of Licensor, without liability to Licensee or its telecommunications customers, to relocate, replace, sell in accordance with Section 25 hereunder or change the location of any or all of its towers and attendant facilities when Licensor determines that such Site is needed in connection with its business operations in a manner which is incompatible with Licensee's continued use of the Site or when Licensor intends to sell a Site because it is no longer needed in connection with its business operations, but it is understood that (i) Licensor shall give Licensee not less than six (6) months prior written notice of such relocation, and (ii) Licensor shall use its good faith, best efforts to relocate the Communications Equipment along with Licensor's Tower during the term of this Master License Agreement, but such relocation will not guarantee or preserve connectivity to all telecommunications customers of Licensee; provided, however, that Licensee may elect not to relocate its Communications Equipment in which case the SLA for such Site shall terminate with no further liability including any obligation of Licensee to pay rent to Licensor, accruing to either party. In any such case, Licensee shall not bear any costs of relocating the Tower, but Licensee shall be responsible for the cost of relocating its Communications Equipment. In the event that any such relocation is necessitated by the lawful requirements of governmental authorities the parties shall each bear their own share of the costs of restoring the Tower. Licensee shall be permitted to erect and maintain a temporary tower at the old Site for a period of six months following such relocation, provided such temporary tower does not violate the terms of any sales agreement or land rights.

     This Master License Agreement is and shall be subject and subordinate to any and all permanent or building loan mortgages or deeds of trust covering the License Area now existing or hereinafter made by the Licensor and to all advances made or to be made thereon and to all renewals, modifications, consolidations, replacements, or extensions thereof and the lien of any such mortgage or mortgages shall be superior to all rights hereby or hereunder vested in the Licensee to the full extent of the principal sum secured thereby and interest thereon.

22. WAIVER. The failure of either party to enforce any terms or conditions of this Master License Agreement shall not constitute a waiver of the same or other terms and conditions or otherwise prevent or preclude such party from exercising its rights or remedies hereunder, at law or in equity.

23. NOTICES. Any and all notices or other written Communications required or permitted hereunder shall be in writing and mailed postpaid via United States Certified Mail or reliable, receipted overnight courier service, as follows:

Licensor:   American Electric Power Service Corporation, 1 Riverside Plaza,
Columbus, Ohio 43215, Attention: Pat McHugh.

Licensee:   Triton PCS Property Company L.L.C., 9211 Arboretum Parkway, Ste.
200, Richmond, Virginia 23236.

24. REGULATION. Both parties acknowledge that prior to negotiation of this Master License Agreement the parties carefully reviewed all relevant provisions of state and federal statutes and regulations relating to the regulation of the facilities licensed hereunder, and that the negotiations freely conducted herein were undertaken without duress and with full knowledge of any rights either party may have pursuant to such state or federal law. Both parties believe the rental rates charged herein to be in compliance with any applicable state or federal law. Each and every provision of this agreement is considered an essential exchange of consideration hereto. Any deviation in the rate charged herein from the calculation of such rate pursuant to any applicable state or federal law imposed formula is a result of other negotiated concessions made herein by the AEP Entities or Licensee. To the extent that either party may challenge any provision of this agreement as violative of state or federal law and is successful, then upon the sole option of the party to which such determination adversely affects, this Master License Agreement and all SLAs shall terminate effective as of such determination. Upon such termination both parties shall enter into negotiations for a new agreement in compliance with such determination. It is the intent of both parties that any adjustments made pursuant to any such judicial or regulatory determination allow Licensor to recover the maximum amount available in accordance with the applicable regulated rate.

25. TRANSFER OF LICENSOR'S INTEREST. Licensor shall be liable under a SLA only while the owner of a Site or Licensed Area. In the event that Licensor voluntarily relinquishes control of the Site or Licensed Area and does not exercise other options under the terms of this Master Agreement, Licensor shall require the new controlling party to assume the obligations hereunder and under such SLA and perform all of the licensed obligations thereunder. In the event the facility is involuntarily removed from Licensor's control, Licensor will use its best efforts to have the SLA and this Master License Agreement similarly transferred, subject to applicable laws. In each of the foregoing events, the Licensor shall provide Licensee with the name, address and phone number of the new controlling entity.

26. LIGHTING REQUIREMENTS. Licensor shall be responsible for compliance with all marking and lighting requirements of the Federal Aviation Administration ("FAA") and the Federal Communications Commission ("FCC") provided that if the requirement for compliance results from the Communications Equipment, Licensee shall pay for such reasonable costs and expenses (including for any lighting automated alarm system). Should Licensee be cited because the Site is not in compliance and, should Licensor fail to cure the conditions of noncompliance, Licensee may either terminate the affected SLA or proceed to cure the conditions of noncompliance at Licensor's expense, which amounts may be deducted from the Annual Base Rent next due.

27.  MISCELLANEOUS.

     Third Parties. This Master License Agreement shall not create for, nor give to, any third party any claim or right of action against either party to this Master License Agreement that would not arise in the absence of this Master License Agreement.

     Non-Disclosure. Except as required by law, regulation, or judicial or administrative order, there shall be no disclosure of the terms of this Master License Agreement and the parties shall execute a non-disclosure agreement in substantially the form attached hereto as Exhibit B.

     Personal License. This Master License Agreement grants a license only, revocable or terminable under the terms or conditions herein, and no use, however extended, of Licensor's Towers or payment of any fee or charge required hereunder shall create or vest in Licensee any claim of right, possession, lease, easement, title, ownership or other interest in real estate.

     Nothing in this Master License Agreement shall be construed as a grant by Licensor of an exclusive license, right or privilege to License, nor as a limitation, restriction, or prohibition of any agreement which Licensor has made or may, in the future, make. Licensor shall have and retain the right to extend, renew or grant to others not party to this Master License Agreement any right or privilege to use its Towers, except as limited by this Master License Agreement. Nothing in this Master License Agreement shall be construed to compel Licensor to construct, reconstruct, retain, extend, repair, place, replace or maintain the Towers which, in Licensor's sole discretion, is not needed for its own purposes. Licensor and its successors and assigns shall have the right to operate, relocate and maintain its Towers system and attendant facilities in such a manner as will best enable it, in its sole discretion, to fulfill its service requirements. In the event Licensor opts not to restore or repair any Tower, Licensee may terminate this Master License Agreement and/or any relevant SLA and receive a rent abatement as provided in Section 12 hereof.

     Liens and Encumbrances. If because of any act or omission of Licensee, any mechanic's lien or other lien, charge, or order for the payment of money shall be filed against any portion of the Licensed Area, the Licensee shall, at its own cost and expense, cause the same to be discharged of record or bonded within ninety (90) days. Licensee shall indemnify and hold harmless Licensor from any loss, cost or expense arising from or incurred by Licensor as the result of Licensee's breach of the foregoing covenants, which indemnities shall survive the termination of this Master License Agreement.

     No Joint Venture. Nothing in this Master License Agreement is intended to, or shall be deemed to, constitute a joint venture, a partnership or agency between the Licensee and Licensor.

     Survivability. Neither termination nor cancellation of this Master License Agreement or any authorization granted hereunder shall be deemed to relieve either party of any obligations that by their nature survive such termination or cancellation, including but not limited to all guarantees and promises of indemnity.

     Interpretation. The laws of the state where the relevant COMMUNICATIONS Equipment under each SLA is located shall govern any controversy related thereto or to any SLA involving such equipment.

     Several Liabilities. The obligations, terms and conditions of the Licensors under this Master License Agreement are several, not joint.

     Headings. Section headings of this Master License Agreement are inserted only for reference and in no way define, limit, or describe the scope or intent of this Master License Agreement nor affect its terms or provisions.

     Multiple Counterparts. This Master License Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Entire Agreement. This Master License Agreement and executed SLAs are the entire agreement between the parties on the subject matter of this License and supersede any prior or contemporaneous agreement or understanding between them. No course of performance, usage of trade or course of dealing shall be relevant to supplement or explain any term or condition in this Master License Agreement or SLA. This Master License Agreement or any SLA may not be modified or amended nor may any obligation of either party be modified, changed or discharged except in writing signed by a duly authorized officer or employee.

     Each party hereby represents and warrants to the other (i) it has full right, power and authority to make this Master License Agreement and to enter into any SLA and that the same have been voluntarily negotiated and agreed upon;
(ii) the making of this Master License Agreement and the performance thereof will not violate any laws, ordinance, restrictive covenants or other agreements under which such party is bound; (iii) that such party is a duly organized and existing corporation or limited liability company; (iv) the party is qualified to do business in any state in which the Site and Licensed Areas are located; and (v) all persons signing on behalf of such party were authorized to do so by appropriate corporate or partnership action.

     Licensee and Licensor represent to each other that neither has had any dealings with any real estate brokers or agents in connection with the negotiation of this Master License Agreement.

     In Witness Whereof, the parties have caused this Master License Agreement to be signed as of the date first above written.

WITNESS the following signatures:

                                          LICENSOR:

                                          Appalachian Power Company
_______________________________________   By:_______________________________
                                          Name______________________________
_______________________________________   Title:____________________________
                                          Date:_____________________________

                                          LICENSEE:

                                          Triton PCS Property Company L.L.C.
                                            By Triton Management Company,
                                            Inc., its Manager
                                          By:_______________________________
                                          Title:____________________________
                                          Date:_____________________________

STATE OF OHIO
COUNTY OF FRANKLIN

     This Master License Agreement was acknowledged before me on this _____ day of __________________, 199___ by _______________________, _________________ of
Appalachian Power Company, for and on behalf of the corporation.


                                            ________________________________
                                            Notary Public
                                            Commission expires:_____________

STATE OF__________
COUNTY OF_________

     This Master License Agreement was acknowledged before me on this _____ day of _______________, 1998 by ______________________, __________________ of Triton
Management Company, Inc., for and on behalf of the Company.


                                            _________________________________
                                            Notary Public
                                            Commission expires:______________

License No.____

     Structure No.___
     Exhibit A
     SITE LICENSE AGREEMENT
     Site License

Pursuant to the Master Tower License Agreement between Appalachian Power Company, a Virginia corporation ("Licensor") and Triton PCS Property L.L.C., a Delaware limited liability company ("Licensee"), the parties intend to bring the following Licensed Area under the terms of the Master Tower License Agreement.

1.  Site No./Name:____________________________________________________

2.  Site Address:  ____________________________________________________

3.  Site Latitude and Longitude:_________________________________________

4.  Annual Base Rent:

    Additional Rent Costs:

5.  Rental Commencement Date:

6.  Term: See Master Tower Agreement, Section 2.

7.  Special Access Requirements:

8.  Legal Description:

9.  Access Road:

10. Description of Communications Equipment and frequency at which it will be operated:

11. Special Provisions:

12. Licensor Contact for Emergency:

13. Licensee Contact for Emergency:

LICENSEE:                                    LICENSOR:

Triton PCS Property L.L.C.                   Appalachian Power Company
By:  Triton Management Company, Inc.

By:________________________________          By:_____________________________
Title:_____________________________          Title:__________________________
Date:______________________________          Date:___________________________